UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 17, 2022

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 17, 2022, Poseida Therapeutics, Inc. (the “Company”) issued a press release reporting interim results from its Phase 1 clinical trial of P-PSMA-101, the Company’s solid tumor autologous CAR-T product candidate to treat patients with metastatic castrate-resistant prostate cancer (“mCRPC”). These data are also being presented at the 2022 American Society of Clinical Oncology Genitourinary Cancers Symposium (“ASCO GU”).

Efficacy:

Of the 17 patients treated thus far, 14 were treated and evaluable at the cutoff date of December 31, 2021. Six patients were treated in the 0.25X106 cells/kg cohort (an average of about 22M cells), seven patients were treated in the 0.75X106 cells/kg cohort (an average of about 61M cells), and one patient was treated in the 2.0X106 cells/kg cohort (112M cells). All patients received a lymphodepletion regimen consisting of 30 mg/m2 fludarabine + 300 mg/m2 cyclophosphamide, prior to a single infusion of P-PSMA-101. Patients were heavily pre-treated, having received an average of seven prior lines of therapy with a median time since diagnosis of 6.4 years.

Key findings included:

•	10/14 (71%) patients demonstrated measurable declines in PSA levels.

•	5/14 (36%) patients showed a decline in PSA levels of 50% or more.

•	One patient demonstrated evidence of complete tumor elimination and remains in a durable response of greater than ten months at the time of the presentation.

•	Clinical evidence confirmed by biopsy in several patients that the TSCM nature of the product resulted in trafficking of CAR-T cells to the bone, important in a bone-avid disease like prostate cancer.

Safety and Tolerability:

As of December 31, 2021, the data cutoff date, P-PSMA-101 had an acceptable safety and tolerability profile and most treatment-emergent adverse events in the trial were managed with early treatment. Six patients experienced grade 1/2 cytokine release syndrome (CRS), with two patients experiencing grade 3 or higher, including the previously reported case of Macrophage Activation Syndrome (MAS) exacerbated by patient non-compliance. Immune effector cell-associated neurotoxicity syndrome (ICANS) was experienced in two patients, both of which were manageable when treated rapidly with anti-cytokine agents and/or steroids. Common reported adverse events included headache, fatigue, chills and blurred vision but were overall well-tolerated.

The Phase 1 trial is an open label, multi-center, 3+3 dose-escalating study designed to assess the safety of P-PSMA-101 in up to 60 adult subjects with mCRPC. The primary objectives of this study are to determine the safety, efficacy, and maximum tolerated dose of P-PSMA-101.

A copy of the press release and the slides presented by the Company at the 2022 ASCO GU are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Poseida Therapeutics, Inc., dated February 17, 2022.

99.2	Presentation of Poseida Therapeutics, Inc., dated February 17, 2022.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: February 17, 2022	By:	/s/ Harry J. Leonhardt, Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	General Counsel, Chief Compliance Officer & Corporate Secretary